EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement Nos. 333-30055, 333-106438, 333-35352, and 333-88780 on Form S-8 and Registration Statement Nos. 333-58273, 333-134221, 333-151779, 333-165740, 333-170351, and 333-194305 on Form S-8 of our report dated February 21, 2013, relating to the 2012 consolidated financial statements of SM Energy Company and subsidiaries appearing in this Annual Report on Form 10-K of SM Energy Company for the year ended December 31, 2014.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado
February 25, 2015